KOGER EQUITY, INC.
                                     BY-LAWS

                                       as
                              AMENDED AND RESTATED
                                       on
                                 August 21, 1996


                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Company shall be in the State of Florida and shall be at such place as the Board of Directors of the Company (the "Board of Directors") may determine.

         Section 2. Principal Executive Office. The principal executive office of the Company shall be in the City of Jacksonville, State of Florida, or in such other place as the Board of Directors may from time to time determine.

         Section 3. Other Offices. The Company may also have offices at such other places, both within and outside of the State of Florida as the Board of Directors may from time to time determine.


                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of the stockholders of the Company shall be held at such place, either within or outside of the State of Florida as shall be determined from time to time by the Board of Directors and stated in a notice of meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on such day in the month of May, or in such other month, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Except as the Articles of Incorporation of the Company (the "Articles of Incorporation") or the Florida Business Corporation Act (the "Act") may provide otherwise, any business may be considered at an annual meeting. Failure to hold an annual meeting does not invalidate the Company's existence or affect any otherwise valid corporate acts.

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         Section 3. Special Meeting.  Except as the Articles of Incorporation or
the Act may otherwise provide, Special Meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, by the Vice Chairman of the Board of Directors, by the President or by a majority of the Board of Directors or upon the written request of stockholders holding in the aggregate at least ten percent (10%) in amount of the entire outstanding capital stock of the Company issued and outstanding and entitled to vote at such meeting. If a special meeting is called at the written request of stockholders, such request shall state with specificity the purpose or purposes of such meeting and the matters proposed to be acted on. Any business of the Company transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

         Section 4. Notice of Meetings  and Waiver of Notice.  Not less than ten
(10) days nor more than sixty (60) days before the date of any meeting of stockholders, written or printed notice of the meeting shall be given to each stockholder entitled to vote at the meeting and to each other stockholder not entitled to vote who is entitled by statute to receive notice of the meeting. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, or mailed to the stockholder at the stockholder's address as it appears on the records of the Company. If such notice is mailed with postage thereon prepaid, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's post office address as it appears on the records of the Company.

         In the case of a special meeting of stockholders convened at the written request of the stockholders, as provided for in Section 3 of this
Article II, the notice herein provided for shall be given in the manner herein provided, not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

         Notwithstanding the foregoing provisions, each person who is entitled to notice of any meeting of stockholders waives notice if the stockholder attends such meeting in person or by proxy, or if the stockholder, before or after the meeting, submits a signed waiver of the notice which is filed with the records of stockholders' meetings. When a meeting of stockholders is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken.

         Section 5. Quorum and Voting. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Act or the Articles of Incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power


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present in person or represented by proxy shall decide any question, unless such question is one upon which by express provision of the Act or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stock holders entitled to vote thereat, present in person or by proxy, by majority vote and without notice other than announcement at the meeting, except as required by Section 4 of this Article II, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

         Section 6. General Right to Vote and Proxies. Each outstanding share of stock is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the stock the stockholder owns as shown on the record of stockholders of the Company as of the record date, determined pursuant to Section 7 of this Article II, either in person or by written proxy signed by the stockholder or by the stockholder's duly authorized attorney-in-fact, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

         Section 7. Fixing of Record Date and List of Stockholders. In order that the Company may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or (c) entitled to exercise any rights with respect to any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, in the case of a consent to corporate action without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be less than ten (10) days nor more than seventy (70) days before the date then fixed for the holding of any meeting of the stockholders, nor more than seventy (70) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. At any meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been


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fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the date of the earliest dated written consent delivered to the Company in the manner provided in Section 607.0704 of the Florida 1989 Business Corporation Act (the "Act"). Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         Section 8. Organization and Order of Business. At each meeting of the stockholders, the Chairman of the Board of Directors, or in the Chairman's absence or inability to act, the Vice Chairman of the Board or in the Chairman's or Vice Chairman's absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board, Vice Chairman of the Board or the President, a Vice President designated by the Board of Directors shall act as Chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the Chairman of the Board or the presiding Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business of all meetings of the stockholders shall be determined by the Chairman of the meeting, who shall have the authority in his discretion to regulate the conduct of such meeting, including, without limitation, to impose restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend such meeting, to regulate and restrict the making of statements or asking of questions at such meeting and to cause the removal from such meeting of any person who has disrupted or appears likely to disrupt the proceedings at such meeting. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given as provided in these by-laws, (b) otherwise properly brought before the meeting by or at the direction of a majority of the Board of Directors then in office, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and the stockholder must be a stockholder of record at the time such notice is given. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than seventy (70) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than seventy (70) days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such announcement of the date of the meeting was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and


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address, as it appears on the corporation's books, of the stockholder  proposing such business, (c) the number of shares of the corporation's common stock which are beneficially owned by the stockholder, and (d) any material financial interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 8, and if the Chairman of the meeting should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         Section 9. Conduct of Voting. At all meetings of stockholders, the proxies and ballots shall be received, and all questions concerning the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

         Section 10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

         Section 11. Procedures for Counting Consents. Within three (3) business days after receipt of the earliest dated consent delivered to the Company in the manner provided in Section 607.0704 of the Act or the determination by the Board of Directors of the Company that the Company should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining such inspectors shall be borne by the Company.

         Consents and revocations shall be delivered to the inspectors upon receipt by the Company, the stockholders soliciting consents or soliciting revocations in opposition to action by consents proposed by the Company (the "Soliciting Stockholders"), or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Company, the Soliciting Stockholders, or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner provided in Section 607.0704 of the Act, or (ii) the delivery to the inspector and the party opposing the solicitation, if any, of a written request by the Company or the Soliciting Stockholders (whichever is soliciting consents) stating that the Company or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-Laws, the inspectors shall issue a preliminary report to the Company and the Soliciting


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Stockholders  stating: (i) the number of valid and unrevoked consents;  (ii) the number of valid revocations; (iii) the number of invalid consents; (iv) the number of invalid revocations; and (v) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. In making such determinations, the inspectors shall determine whether consents executed by parties other than the beneficial owners of the shares represented by such consents have been executed pursuant to the authorization of the beneficial owner of such shares.

         Unless the Company and the Soliciting Stockholders shall agree to a shorter or longer period, the Company and the Soliciting Stockholders shall have forty-eight (48) hours to review the inspectors' report and the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report (a "Challenge Notice") is received by the inspectors within forty-eight (48) hours after the issuance of the preliminary report, the inspectors shall issue to the Company and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Company or the Soliciting Stockholders issue a Challenge Notice within forty-eight (48) hours after the issuance of the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable, but in no event later than forty-eight (48) hours from the receipt of the Challenge Notice. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Company, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Company shall be managed under the direction of its Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by the Act, the Articles of Incorporation or these By-Laws.

         Section 2. Number of Directors. The number of Directors which shall constitute the whole Board of Directors shall not be less than one (1), with the exact number of Directors as may be fixed from time to time by resolution of the Board of Directors. The initial Board of Directors shall consist of three (3) Directors until changed as herein provided, a majority of which Directors shall be persons who are not Affiliates (as defined in Section 4 of Article IX of these By-Laws) or employees of any independent contractor of the Company or an Affiliate (as defined in Section 4 of Article IX of these By-Laws) of such independent contractor. Directors need not be stockholders of the Company.

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         Section 3.  Nomination,  Election and Tenure of Directors.  Nominations
for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors by giving timely notice thereof in proper written form to the secretary accompanied by a petition signed by at least one hundred (100) record holders of the common stock of the corporation which shows the number of shares held by each person and which represent in the aggregate one percent (1%) of the outstanding shares entitled to vote in the election of Directors. To be timely, notice shall be delivered to or mailed and received at the principal executive offices not less than seventy (70) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, to be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the secretary the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more Directors, the secretary shall appoint one or more inspectors to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this
Section 3, the inspectors shall direct the Chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Except as provided in Section 5 of this Article III, the Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting and until their successors are elected and qualified, unless sooner displaced. Directors are eligible for re-election, and a Director may resign at any time by giving written notice to the Company.

         Section 4. Removal of Director. The stockholders may remove any Director or Directors at any time, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of Directors and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors. A majority of the Directors may remove a Director for cause.



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         Section 5.  Vacancies  on the Board of  Directors.  A  majority  of the remaining Directors, whether or not sufficient to constitute a quorum, or a sole remaining Director, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of Directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of Directors. A Director elected by the Board of Directors to fill a vacancy serves for the balance of the term of the replaced Director, unless sooner displaced.

         Section 6. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. Any other regular meeting of the Board of Directors shall be held at such time and at any place within or outside of the State of Florida as may be determined by the Board of Directors, the Chairman of the Board, Vice Chairman of the Board or the President of the Company.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President of the Company, or by a majority of the Board of Directors by vote at a meeting, or by a majority of the Board of Directors in writing without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place within or outside of the State of Florida as may be designated from time to time by the Chairman of the Board, the Vice Chairman of the Board of Directors, the President of the Company or the Board of Directors.

         Section 8. Notice of Meeting. Except for regular meetings held after a meeting of the stockholders as provided in Section 6 of this Article III, the Secretary of the Company, or in the Secretary's absence or inability to act, any officer of the Company appointed by the Chairman of the Board, the Vice Chairman of the Board of Directors or the President of the Company, shall give notice to each Director of each regular and special meeting of the Board of Directors. The notice shall state the date and place of the meeting. Notice is given to a Director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, cablegram, or telephonic communication, at least twenty-four (24) hours prior to the time of the meeting or, in the alternative, by first-class mail, postage prepaid, addressed to the Director at his post office or his address as it appears on the records of the Company, at least four (4) days before the day on which such meeting is to be held. If mailed with postage prepaid, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his address as it appears in the records of the Secretary. The notice need not state the business to be transacted at or the purpose of the meeting. No notice of any meeting of the Board of Directors need be given to any Director who attends, or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors may adjourn from time to time to reconvene at


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the same or some other place,  and no notice need be given of any such adjourned meeting other than by announcement.

         Section 9. Action by Directors. The action of a majority of the Directors present at a meeting at which a quorum of the Board of Directors is present constitutes action of the Board of Directors, except as otherwise provided in the Act, the Articles of Incorporation, or these ByLaws in respect of any investment or action by the Company which involves a potential conflict of interest between the Company and any independent contractor retained by the Company or any Affiliate (as defined in Section 4 of Article IX of these By-Laws) of any such independent contractor. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the Directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 10. Organization. The Chairman of the Board of Directors of the Company shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the Vice Chairman of the Board of Directors of the Company shall preside at a meeting. In the absence or inability of either of the Chairman or Vice Chairman of the Board to preside at a meeting, the President of the Company shall preside at a meeting. In the absence or inability of the Chairman of the Board, Vice Chairman of the Board or the President to preside at a meeting, another Director chosen by a majority of the Directors present, shall act as Chairman of the meeting and preside thereat. The Secretary of the Company or, in the Secretary's absence or inability to act, any person appointed by the Chairman of the Board or the presiding Chairman shall act as Secretary of the meeting and keep the minutes thereof.

         Section 11. Meeting by a Conference Telephone. Members of the Board of Directors or of any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at a meeting.

         Section 12. Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent or consents are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 13. Compensation. Directors may receive compensation for services to the Company in their capacities as Directors in such manner and in such amounts as may be fixed from time to time by the Board of Directors, and expenses, if any, of attendance at each regular or special meeting of the Board


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of  Directors,  or any  committee of the Board of  Directors,  or any meeting of stockholders. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.


                                   ARTICLE IV
                             COMMITTEES OF DIRECTORS

         Section 1. Committees. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, appoint or designate one or more committees, each committee of the Board of Directors to consist of two
(2) or more Directors, and may delegate to such committees any of the powers of the Board of Directors except such powers as are required to be performed by the Board of Directors under the Act, the Articles of Incorporation, or these By-Laws.

         Section 2. Minutes and Reports. Each committee of the Board of Directors shall keep minutes of its proceedings and shall report the same to the Board of Directors, and any action taken by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

         Section 3. Notice. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors, and a waiver thereof in writing, signed by the Director entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the committee meeting in person shall be deemed equivalent to the giving of such notice to such Director.

         Section 4. Quorum, Voting and General. One-third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of the majority present shall be the act of such committee. The Board of Directors or the Chairman of the Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.


                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the Company shall consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual


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meeting of shareholders of the Company,  and shall serve until their  successors are chosen and qualified. Such other officers and assistant officers and agents, as may be deemed necessary, may be elected or appointed by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Secretary or Treasurer shall not affect the existence of the Company.

         Section 2. Duties. The officers of the Company shall have the following duties:

         The Chairman of the Board of Directors shall have general supervisory authority over the management of the business and affairs of this corporation subject to the direction of the Board of Directors and shall preside at all meetings of Shareholders and the Board of Directors of this corporation.

         The Vice Chairman of the Board of Directors shall have general supervisory authority over the management of the business and affairs of this corporation subject to the direction of the Chairman of the Board of Directors and the Board of Directors and in the absence of the Chairman of the Board of Directors shall preside at all meetings of the Shareholders and the Board of Directors.

         The President shall have general and active management of the business and affairs of the corporation subject to the directions of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the Board of Directors, and in the absence of the Chairman of the Board of Directors and the

         The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board of Directors, Vice Chairman of the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board of Directors, Vice Chairman of the Board of Directors or the President.

         The functions of the chief executive officer, chief financial officer, and chief accounting officer of the Company shall be performed by those officers designated as such by the Board of Directors of the Company.




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



         Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby.

         Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the Directors to remove such officer or agent.

         Any officer or agent elected or appointed by any of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President may be removed by the officer who appointed such officer or by the Board of Directors.

         Any vacancy, however occurring, in any office may be filled by the Board of Directors.

         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contractual rights.


                                   ARTICLE VI
                               INVESTMENT POLICIES

         Section 1. General. The Board of Directors shall determine the Company's investment policies and shall review those policies at least annually to determine that the policies are being followed by the Company and are in the best interests of its stockholders.

         It shall be the duty of the Board of Directors to insure that the purchase, sale, retention and disposal of Company assets, and the investment policies of the Company and the limitations thereon or amendment thereof are at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as it may be amended from time to time (the "Internal Revenue Code").

         The Company will not, without the approval of a majority of the Board of Directors, acquire from or sell to a Director, an officer or employee of the Company, any person in which a Director owns more than a one percent (1%) interest, or any Affiliate (as defined in Section 4 of Article IX of these By-Laws) of any of the foregoing, any of the assets or other property of the Company, or make loans to any of the foregoing.

         Section 2. Limitations. Each of the following limitations shall apply only to the extent that each limitation must be satisfied in order for the Company to qualify as a real estate investment trust under the Internal Revenue Code, and to the extent that each limitation is required for such qualification, each limitation may not be changed without the approval of the holders of a majority of the outstanding shares: (1) the Company may not hold property primarily for sale to customers in the ordinary course of business; (2) the Company may not issue "redeemable securities" as defined in the Investment
Company Act of 1940; (3) the Company may not invest in any real estate investment trust which holds investments or engages in activities which the Company would be prohibited from engaging in by these By-Laws; (4) the Company may not invest in commodities or commodity future contracts other than "financial futures" contracts intended to hedge the Company against losses from its temporary investments; (5) the Company may not invest more than one percent (1%) of its assets in real estate contracts of sale, unless such contracts are recordable in the chain of title; and (6) the Company may not engage in trading (as compared with investment activities) or engage in the underwriting or the agency distribution of securities issued by others.


                                   ARTICLE VII
                                      STOCK

         Section 1. Certificate for Stock. Every holder of stock in the Company shall be entitled to have a certificate or certificates which represents and certifies the number and kind and class of shares of stock owned by each such stockholder in the Company. Certificates for fractional shares shall not be issued. Each stock certificate shall include on its face the name of the Company, the name of the stockholder or other person to whom it is issued, the class of stock and the number of shares represented by the certificate. It shall be in such form, not inconsistent with the Act or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. Where a certificate is countersigned: (i) by a transfer agent other than the Company or its employee; or (ii) by a registrar other than the Company or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar, who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar had not ceased to be such as of the date of its issue.

         Section 2. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         Section 3. Stock Ledger. The Company shall maintain a stock ledger which contains the name and address of each stockholder of the Company and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form capable of producing copies for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of the transfer agent, within or outside the State of Florida, or, if none, at the principal executive office of the Company.

         Section 4. Lost, Destroyed or Mutilated Certificates. Subject to such rules, regulations and procedures as may be determined or set by the Board of Directors, the holder of any certificates representing shares of stock in the Company shall immediately notify the Company of any loss, destruction or mutilation of such certificate, and the Company may issue a new certificate of stock in the place of any certificate theretofore issued by the Company upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Company a bond, with sufficient surety, to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

         Section 5. Payment of Redeemed Shares. Any shares of stock in the Company, redeemed by the Company as Excess Shares pursuant to the provisions of Paragraph (d) of Article V - CAPITAL STOCK of the Articles of Incorporation, shall be paid for by the Company at the redemption price, as provided in Article V of the Articles of Incorporation, as soon as reasonably practicable after the receipt by the stockholder of the notice calling the Excess Shares for redemption by the Company.


                                  ARTICLE VIII
                                     FINANCE

         Section 1. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 2. Fiscal Year. The fiscal year of the Company shall be the calendar year.







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



                                   ARTICLE IX
                                SUNDRY PROVISIONS

         Section 1. Books and Records. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors.

         Section 2. Distributions to Stockholders. Each distribution to stockholders of income or capital assets shall be accompanied by a written statement disclosing the source of the funds distributed. The amount and date of distributions to stockholders shall be determined in the sole discretion of the Board of Directors of the Company.

         Section 3. Transactions With Affiliates. Except as otherwise provided in the Articles of Incorporation or these By-Laws, the Company shall not enter into any transaction with any independent contractor retained by the Company or any Affiliate (as defined in Section 4 below) of such independent contractor, or with any officer or Director, or any Affiliate of any officer of Director unless: (i) such transaction is approved by a majority of the Directors, who are not Affiliates (as defined in Section 4 below) of such independent contractor or a party to the transaction or (ii) such transaction is approved by the stockholders of the Company; or (iii) such transaction is fair and reasonable to the Company and its stockholders; or (iv) the terms of such transaction are at least as favorable as the terms of any comparable transaction made on an arm's length basis and known to the Board of Directors; or (v) the appraised value of any property being acquired in such transaction is not less than the total consideration paid by the Company in such transaction.

         Section 4. Affiliates Defined. As used in these By-Laws, the term "Affiliate" of another person shall mean any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person; any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such person; any person directly or indirectly controlling, controlled by, or under common control with, such other person; and any officer, Director, or employee of such person. The term "person" includes a natural person, company, corporation, trust, partnership (limited or general) or any other organization.

         Section 5. Company Seal. There shall be a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. It shall be in such form, not inconsistent with the Act or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. Amendments. Any and all provisions of these By-Laws may be altered or repealed and new By-Laws may be adopted by the stockholders of the Company at any regular or special meeting in accordance with Section 5 of
Article II of these By-Laws, or by the Board of Directors.





------------------------------
August 28, 1996
------------------------------
BYLAWSAM.DKE


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